                            REIMBURSEMENT AGREEMENT

      THIS  REIMBURSEMENT  AGREEMENT  (the  "Agreement")  is entered into this
____ day of November,  2000, by and between RICHARD E. SCHADEN (“Schaden”) and
THE QUIZNO’S CORPORATION, a Colorado corporation (the “Corporation”).

                                  WITNESSETH

            WHEREAS,  Tucker Anthony Capital Markets  (“Tucker”) has agreed to loan up to  $2,100,000.00  to Schaden under and pursuant to a Credit Agreement of even date herewith (the “Loan”); and

      WHEREAS,  in order to  induce  Tucker to make the Loan to  Schaden,  the
Corporation  has  guarantied  the payment of the Loan under and  pursuant to a
Guaranty Agreement of even date herewith (the “Guaranty”);

      WHEREAS,  Schaden  desires  to  assure  the  Corporation  that  he  will reimburse the  Corporation  for any amounts the Corporation is required to pay under and pursuant to  the Guaranty; and

      WHEREAS,  Schaden  desires to pledge all of the shares of capital  stock
and  other  rights  to  receive  stock  or   distributions  of  and  from  the
Corporation as collateral for his obligations hereunder.

       NOW,  THEREFORE,  in consideration of the foregoing  recitals and other good and valuable consideration,  the receipt of which is hereby acknowledged, the parties agree as follows:

1. Payment Under  Guaranty.  Upon  satisfaction  of the  conditions  stated in the  Guaranty,  the  Corporation  will  pay  to  Tucker  the  amounts required to be paid under the Guaranty.

2. Reimbursement  and  Indemnity.  Upon  written  demand  by the  Corporation,
         Schaden shall  indemnify,  hold harmless and pay the  Corporation  in full for any amounts  that the  Corporation  paid to Tucker under the
         Guaranty,  and Schaden  shall  indemnify,  hold  harmless and pay the
         Corporation all other losses,  claims,  damages,  fees,  expenses and costs,  including  attorney's  fees,  asserted against or paid by the
         Corporation under the Guaranty.

3. Pledge.  To secure the  obligations  of Schaden  hereunder,  Schaden hereby
         pledges,  assigns  and  transfers  to  Corporation,   and  grants  to
         Corporation  a lien  and  security  interest  in any  and  all of his shares of  common  or  preferred  capital  stock in the  Corporation, participations in profits or other equivalents,  however  designated, other equity interests and other  distributions  from the Corporation whether  based  upon  ownership  of  equity  or  otherwise,  and  any proceeds or products of the foregoing,  however and whenever  arising and wherever located.

4. Binding  Effect.  . This Agreement shall be binding upon and shall inure to the  benefit  of the  parties  hereto  and  their  respective  heirs,
         personal  and  legal  representatives,   guardians,   successors  and
         assigns.

      IN WITNESS WHEREOF,  the Partners have executed this Agreement as of the date first above written.

                                    _______________________________________
                                    Richard E. Schaden

                                    THE  QUIZNO’S  CORPORATION  ,  a  Colorado
                                    corporation

                                    By:_____________________________________
                                    Its:_____________________________________